CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Convertible Income-Growth Trust:

We consent to the use of our report dated December 5, 2001, incorporated in this Registration Statement by reference, to the Putnam Matrix Fund and to the references to our firm under the captions "Financial
Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                             /s/KPMG LLP

Boston, Massachusetts
February 22, 2002